EXHIBIT 10.2
PERFORMANCE STOCK UNIT AGREEMENT
PURSUANT TO ZIFF DAVIS, INC.
2015 STOCK OPTION PLAN

THIS PERFORMANCE STOCK UNIT AGREEMENT (this “Agreement”) is made as of [•] by and between [•] (the “Participant”) and Ziff Davis, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2015 Stock Option Plan (the “Plan”). Capitalized terms used but not defined herein shall have the meanings assigned to them under the Plan.

WHEREAS, the Compensation Committee of the Board (the “Committee”) itself by action taken on [•] authorized and directed the Company to make an award of restricted stock units subject to performance- and service-based conditions (“Performance Stock Units”) to the Participant under the Plan for the purposes expressed in the Plan.

NOW THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, the parties agree as follows:

1. Award of Performance Stock Units. In accordance with the terms of the Plan and subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby awards to the Participant Performance Stock Units (the “Units”), each representing the right to receive one share of the Company’s common stock, $0.01 par value (the “Common Stock”) subject to the conditions of the Plan and this Agreement, as follows:

Target Number of Units: [•]

Maximum Number of Units: [•] of the Target Number of Units

2. Terms of Performance Stock Units. The Participant hereby accepts the Units and agrees with respect thereto as follows:

(a) Forfeiture of Performance Stock Units. In the event of the Participant’s Termination of Employment for any reason or no reason, except as otherwise provided in Section 2(d) and except as set forth in the following sentence of this Section 2(a), (i) the Participant shall immediately forfeit, without compensation and without further action by any party, any and all Units that remain unvested and with respect to which the Performance Period is ongoing; and (ii) the Participant will remain eligible to receive any Units with respect to which the Performance Period has been completed but that have not been settled as of the Participant’s Termination of Employment, and any such Units that are vested Units (if any) shall be settled in accordance with Section 2(f). In the event of the Participant’s Termination of Employment for Cause, the Participant shall immediately forfeit, without compensation and without further action by any party, any and all Units, whether such Units relate to an ongoing or to a completed Performance Period.

(b) Assignment of Units Prohibited. The Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of.

(c) Vesting Schedule. The number of Units (if any) that become vested with respect to a Performance Period (as defined and set forth on Appendix A attached hereto) shall be determined as soon as commercially practicable after, and in all events within 75 days after, the completion of such Performance Period (such date, the “Measurement Date”), subject to the Committee determining and certifying the extent to which the performance goals applicable to such Performance Period (as set forth in Appendix A attached hereto, the “Performance Goals”) have been achieved (or not); provided that the Participant has not incurred a Termination of Employment prior to the last day of the applicable Performance Period, except as otherwise set forth in Section 2(d), and any such Units that vest (if any) shall be settled in accordance with Section 2(f). In no event shall the aggregate number of Units that vest hereunder exceed the Maximum Number of Units indicated above. Any Units that do not become vested pursuant to this paragraph as of the applicable Measurement Date shall be automatically forfeited without consideration.

The Committee’s determination and certification of (x) the achievement of the Performance Goals and (y) the number of Units that vest (if any) pursuant to this Section 2(c), shall be final and binding on the Participant. Notwithstanding anything herein to the contrary, the Committee shall have sole discretion to adjust the Performance Goals or metrics used to determine achievement of the Performance Goals, to reflect (A) a change in accounting standards or principles, (B) a significant acquisition or divestiture, (C) a significant capital transaction, (D) a change to or difference in the applicable fiscal year, or (E) any other unusual, nonrecurring or other extraordinary event or item as determined by the Committee in its sole discretion.

Upon a Change in Control (as defined below) during an ongoing Performance Period with respect to any Units granted hereunder, the date of such Change in Control shall be the final date of each applicable Performance Period for purposes of this Agreement. The number of Units that become eligible to vest as of the Change in Control shall be the number of Units that would have vested based on actual achievement of the Performance Goals for the period beginning on the first day of the Performance Period and ending on the date of the Change in Control as determined by the Committee or, if greater, the Target Number of Units (the Units that become eligible hereunder, if any, the “Eligible Units”). Any Units that do not become Eligible Units shall be automatically forfeited without consideration.

The Eligible Units shall remain outstanding following the Change in Control and shall vest on the last day of the Performance Period originally applicable to such Eligible Units, as set forth in this Agreement (and such last day of the applicable Performance Period shall be the “Measurement Date” with respect to such Eligible Units for purposes of Section 2(f)); provided that the Participant does not incur a Termination of Employment prior to such date, except as otherwise set forth in Section 2(d)(ii), and any such Units that vest (if any) shall be settled in accordance with Section 2(f).

Notwithstanding the foregoing, all Eligible Units shall become fully vested upon the occurrence of such Change in Control unless the Board determines that the Participant has been offered substantially identical replacement restricted stock units and a comparable position at any acquiring company. And any such Units that vest shall be settled in accordance with Section 2(f).

For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred if:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any employee benefit plan sponsored by the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d−3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section 2(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) the liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets. For the purposes of this subsection (iv), “substantially all” of the Company’s assets shall mean assets for which the price or consideration upon sale or disposition equals or exceeds seventy-five percent (75%) or more of the fair market value of the Company.

(d) Termination of Employment.

(i) Upon the Participant’s Termination of Employment by the Company without cause, (which, for the limited purposes set forth in this Section 2(d) includes the Participant’s Termination of Employment due to the Participant’s death or Permanent Disability (as defined in Section 22(e)(3) of the Code)) prior to a Change in Control and during an ongoing Performance Period with respect to any Units, a portion of the Units associated with such Performance Period equal to (x) the Target Number of Units with respect to such Performance Period, multiplied by (y) a fraction, the numerator of which is the number of days during the applicable Performance Period through the date of the Participant’s Termination of Employment, and the denominator of which is the total number of days during such Performance Period shall remain outstanding and eligible to vest. Any such Units that remain outstanding and eligible to vest shall become vested (if at all) upon the Measurement Date applicable to such Units as provided in Section 2(c) based on actual performance through the applicable Performance Period as determined and certified by the Committee. Any such Units that vest (if any) shall be settled in accordance with Section 2(f). Any Units that do not become vested pursuant to this paragraph as of the applicable Measurement Date shall be automatically forfeited without consideration.

(ii) Upon the Participant’s Termination of Employment by the Company without Cause (which, for the limited purposes set forth in this Section 2(d) includes the Participant’s Termination of Employment due to the Participant’s death or Permanent Disability), following a Change in Control and while any Eligible Units remain outstanding hereunder, the Eligible Units shall become vested (if at all) upon the Participant’s Termination of Employment, with the number of Eligible Units that vest calculated as follows: (x) the number of Eligible Units outstanding with respect to the Performance Period applicable to such Eligible Units, multiplied by (y) a fraction, the numerator of which is the number of days during the Performance Period applicable to such Eligible Units through the date of the Participant’s Termination of Employment, and the denominator of which is the total number of days during such Performance Period. Any such Units that vest (if any) shall be settled in accordance with Section 2(f). Any Units that do not become vested pursuant to this paragraph shall be automatically forfeited without consideration.

(e) Shareholder Rights. The Participant shall have no rights to dividends, dividend equivalents or any other rights of a shareholder with respect to shares of Common Stock subject to this award of Units unless and until such time as the award has been settled by the transfer of shares of Common Stock to the Participant.

(f) Settlement and Delivery of Common Stock. With respect to each Performance Period, payment of vested Units shall be made as soon as administratively practicable after, and in all events within 75 days after, the first to occur of: (i) the last day of the Performance Period to which such Units relate and for which performance is measured on a Measurement Date pursuant to Section 2(c) or Section 2(d)(i), (ii) the Units becoming fully vested upon a Change in Control pursuant to Section 2(c), or (iii) the Units becoming fully vested upon the date of the Participant’s Termination of Employment pursuant to Section 2(d)(ii), as applicable. Settlement will be made by payment in shares of Common Stock or cash in accordance with the Plan. Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.

Furthermore, the Participant understands that the laws of the country in which he/she is working at the time of grant or vesting of the Units or at the subsequent sale of shares of Common Stock granted to the Participant under this award (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may subject the Participant to additional procedural or regulatory requirements he/she is solely responsible for and will have to independently fulfill in relation to ownership or sale of such shares.

The Participant further understands and agrees that the Company and any related company are neither responsible for any foreign exchange fluctuations between the Participant’s local currency and the United States Dollar that may affect the value of Common Stock nor liable for any decrease in the value of Common Stock.

3. Adjustments in Units. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in shares of Common Stock, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the value of shares of Common Stock, a combination or consolidation of the outstanding Common Stock into a lesser number of shares of Common Stock, a spin-off or divestiture, a recapitalization, a classification or a similar occurrence, the Committee shall make appropriate adjustments in the number of Units and other applicable terms of the Units, including, without limitation, the type of property or securities to which the Units relate and the performance criteria for the Units.

4. Withholding Requirements. The Committee may make such provisions as it may deem appropriate for the withholding of any taxes and related amounts which it determines is required in connection with this award of Units, and, unless otherwise approved by the Committee, the Company shall either (i) reduce the number of shares of Common Stock that would have otherwise been delivered to the Participant by a number of shares of Common Stock having a Fair Market Value (as defined in the Plan) equal to the amount required to be withheld, or (ii) withhold the appropriate amount of any taxes due in accordance with the Company’s payroll procedures applicable to the Participant. Regardless of the Company’s or any Subsidiary’s actions in connection with tax withholding for the Participant, the Participant acknowledges that the ultimate responsibility for any and all tax-related items in connection with any aspect of the Units is and remains the Participant’s responsibility and liability. Neither the Company nor any Subsidiary make any representation or understanding regarding the treatment of any tax-related amounts in connection with the Units or any shares or awards under the Plan, nor do they make any commitment with respect to the structure of the Units to reduce or eliminate the Participant’s liability for tax-related items.

5. Effect of Employment. Nothing contained in this Agreement shall in any manner be construed to limit in any way the right of the Company or any subsidiary to terminate the Participant’s employment at any time, without regard to the effect of such termination on any rights the Participant would otherwise have under this Agreement, or give any right to the Participant to remain employed by the Company or a subsidiary thereof in any particular position or at any particular rate of compensation.

6. Data Privacy. In order to perform its obligations under the Plan or for the implementation and administration of such Plan, the Company may collect, transfer, use, process, or hold certain personal or sensitive data about the Participant. Such data includes, but is not limited to the Participant’s name, nationality, citizenship, work authorization, date of birth, age, government or tax identification number, passport number, brokerage account information, address, compensation and equity award history, and beneficiaries’ contact information. The Participant explicitly consents to the collection, transfer (including to third parties in the Participant’s home country or the United States or other countries, such as but not limited to human resources personnel, legal and tax advisors, and brokerage administrators), use, processing, and holding, electronically or otherwise, of his/her personal information in connection with this or any other equity award. At all times, the Company shall maintain the confidentiality of the Participant’s personal information, except to the extent the Company is required to provide such information to governmental agencies or other parties; such actions will be undertaken by the Company only in accordance with applicable law.

7. Mode of Communications. The Participant agrees, to the fullest extent permitted by law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or related company may deliver in connection with this grant and any other grants offered by the Company, including prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. Electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or website of the Company’s agent administering the Plan.

To the extent the Participant has been provided with a copy of this Agreement, the Plan, or any other documents relating to this Award in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.

8. Amendment. This Agreement may not be amended except with the consent of the Committee and by a written instrument duly executed by the Participant and the Company.

9. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, represents that he or she is familiar with the terms and provisions thereof and accepts the award of Units hereunder subject to all of the terms and conditions thereof and of this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions arising under the Plan or this Agreement.

10. Clawback/Recapture Policy. The Participant’s execution or acceptance of this Agreement shall constitute the Participant’s acknowledgment that the Participant is subject to any clawback or recapture policy that the Company may adopt from time-to-time that is applicable to the Participant, and that the Participant’s Award may be subject to recoupment, in each case to the extent provided in the applicable clawback policy.

11. Participant’s Acknowledgement and Waiver. If the Participant is not a resident of the United States, the provisions of Appendix B are incorporated herein in their entirety.

12. Section 409(A) of the Code. If the Participant is a resident of the United States, the Units and any shares of Common Stock issuable in connection therewith are intended to qualify for an exemption from or comply with Section 409A of the Code. Notwithstanding any other provision in this Agreement and the Plan to the contrary, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement so that the Units qualify for exemption from or comply with Section 409A of the Code; provided, however, that the Company makes no representations that the Units will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the Units. No provision of this Agreement will be interpreted or construed to transfer any liability for failure to comply with Section 409A of the Code from the Participant any other individual to the Company. By executing this Agreement, the Participant agrees to waive any claim against the Company with respect to any such tax consequences. Notwithstanding anything to the contrary contained in this Agreement, to the extent that any payment or benefit under this Agreement is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Code and is payable to the Participant by reason of the Participant’s termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A of the Code under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A and as determined by the Company) and a payment delay is required to avoid additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A, then such payment or benefit shall not be made or provided before the date that is six months after the date of the Participant’s separation from service. Each payment under this Agreement will be treated as a separate payment under Section 409A of the Code. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

13. Applicable Law. This Agreement shall be governed by the laws of the State of California.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Participant have each executed and delivered this Agreement as of the date first above written.

ZIFF DAVIS, INC.

/s/ Jeremy Rossen
By: Jeremy Rossen
Its: Executive Vice President and General Counsel

[•]